SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549


                                   ----------


                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                        FIRST BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

        United States                                         41-0256895
   (State of Incorporation)                                (I.R.S. Employer
                                                          Identification No.)


       First Trust Center
       180 East Fifth Street
       St. Paul, Minnesota                                      55101
(Address of Principal Executive Offices)                     (Zip Code)


                          Trump's Castle Funding, Inc.
                           Trump's Castle Associates
             (Exact name of registrant as specified in its charter)


         New Jersey                                           11-2739203
         New Jersey                                           22-2608426
  (State of Incorporation)                                (I.R.S. Employer
                                                         Identification No.)


       Brigantine Boulevard and Huron Avenue
       Atlantic City, New Jersey                                08401
(Address of Principal Executive Offices)                     (Zip Code)


                         11-1/2% Senior Notes due 2000
                      (Title of the Indenture Securities)



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                                    GENERAL

1.   General InformationFurnish the following information as to the Trustee.

     (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of the Currency
            Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Yes

2.   AFFILIATIONS   WITH  OBLIGOR  AND   UNDERWRITERS  If  the  obligor  or  any
     underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

            None

     See Note following Item 16.

     Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration.

     1.   Copy of Articles of Association.

     2.   Copy of Certificate of Authority to Commence Business.

     3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

     4.   Copy of existing By-Laws.

     5.   Copy of each Indenture referred to in Item 4. N/A.

     6.   The consents of the Trustee required by Section 321(b) of the act.

     7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

       The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                   SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 14th day of February, 1994.

                               FIRST BANK NATIONAL ASSOCIATION
[SEAL]



                               /s/ Frank P. Leslie III
                               -------------------------------
                               Frank P. Leslie III
                               Assistant Vice President





/s/Scott Strodthoff
- ------------------------------
Scott Strodthoff
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT

       In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 14, 1994

                               FIRST BANK NATIONAL ASSOCIATION


                               /s/ Frank P. Leslie III
                               ------------------------------
                               Frank P. Leslie III
                               Assistant Vice President